Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2014 Results

RED BANK, NJ, December 10, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and full year ended October 31, 2014.

RESULTS FOR the ThrEE and TWELVE MONTH PERIODs ENDED October 31, 2014:

●

Total revenues were $698.4 million for the fiscal 2014 fourth quarter, an increase of 18.0% compared with $591.7 million during the fourth quarter of fiscal 2013. For the fiscal year ended October 31, 2014, total revenues increased 11.4% to $2.06 billion compared with $1.85 billion for the 2013 fiscal year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 19.3% for the three months ended October 31, 2014, compared with 22.6% in the fourth quarter of the previous year. For all of fiscal 2014, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 19.9% compared with 20.1% for the full 2013 fiscal year.

●

Pre-tax income during the fourth quarter of fiscal 2014 was $36.0 million compared with pre-tax income of $33.6 million in the fourth quarter of the prior year. For the fiscal year ended October 31, 2014, pre-tax income was $20.2 million compared with pre-tax income of $21.9 million for last year’s full year.

●

A non-cash tax benefit of $285.1 million from the reduction of the Company’s valuation allowance for its deferred tax assets was included in net income for both the fourth quarter and year ended October 31, 2014.

●

Net income was $322.5 million, or $1.95 per fully diluted common share, during the fourth quarter of fiscal 2014, compared with net income of $32.8 million, or $0.21 per fully diluted common share in the same period of the previous year. For the year ended October 31, 2014, net income was $307.1 million, or $1.87 per fully diluted common share, compared with net income of $31.3 million, or $0.22 per fully diluted common share during the same period a year ago.

●

Deliveries, including unconsolidated joint ventures, were 1,916 homes during the fiscal 2014 fourth quarter, a 5.5% increase compared with 1,816 homes in last year’s fourth quarter. For all of fiscal 2014, deliveries, including unconsolidated joint ventures, were 5,934 homes compared with 5,930 homes in the prior fiscal year.

●	As of October 31, 2014, consolidated active selling communities increased 4.7% to 201 communities compared with 192 communities at October 31, 2013.

●

The dollar value of consolidated net contracts increased 15.4% to $511.8 million for the fiscal 2014 fourth quarter compared with $443.3 million during the fourth quarter of fiscal 2013. The dollar value of net contracts, including unconsolidated joint ventures, for the fourth quarter ended October 31, 2014 increased 8.4% to $531.9 million compared with $490.5 million in the 2013 fourth quarter.

●

For the three months ended October 31, 2014, the number of consolidated net contracts increased 7.9% to 1,301 homes compared with 1,206 homes in the fourth quarter of the previous year. The number of net contracts, including unconsolidated joint ventures, increased 2.7% to 1,350 homes in the fourth quarter of fiscal 2014 from 1,315 homes in the fiscal 2013 fourth quarter.

●

For all of fiscal 2014, the dollar value of consolidated net contracts increased 10.0% to $2.11 billion compared with $1.91 billion in the prior fiscal year. The dollar value of net contracts, including unconsolidated joint ventures, for the year ended October 31, 2014 was $2.23 billion compared with $2.20 billion during last fiscal year, an increase of 1.7%.

●

During fiscal 2014, the number of consolidated net contracts increased slightly to 5,559 homes from 5,544 homes in the same period of the previous year. The number of net contracts, including unconsolidated joint ventures, decreased 4.8% to 5,883 homes for the twelve months ended October 31, 2014 from 6,177 homes during the same period a year ago.

●

Consolidated net contracts per active selling community increased 3.2% from 6.5 net contracts per community during the fourth quarter of fiscal 2014 compared with 6.3 net contracts per active selling community during the same quarter one year ago. During all of fiscal 2014, consolidated net contracts per community decreased 7.5% to 28.4 net contracts per community compared with 30.7 net contracts per community last year.

●

As of October 31, 2014, the dollar value of consolidated contract backlog increased 12.3% to $855.8 million compared with $762.4 million at October 31, 2013. The dollar value of contract backlog, as of October 31, 2014, including unconsolidated joint ventures, was $905.0 million, an increase of 6.7%, compared with $848.4 million as of October 31, 2013.

●

As of October 31, 2014, the number of homes in consolidated contract backlog increased 2.9% to 2,229 homes compared with 2,167 homes as of the end of the fourth quarter of fiscal 2013. Contract backlog, as of October 31, 2014, including unconsolidated joint ventures, decreased to 2,341 homes compared with 2,392 homes as of October 31, 2013.

●

Total interest expense as a percentage of total revenues declined 140 basis points to 5.3% during the fiscal 2014 fourth quarter compared with 6.7% in last year’s fourth quarter. For all of fiscal 2014, total interest expense as a percentage of total revenues declined 90 basis points to 6.9% compared with 7.8% in the prior year.

●

Total SG&A was $65.2 million, or 9.3% of total revenues, for the fiscal 2014 fourth quarter compared to $63.0 million, or 10.6% of total revenues, during the fourth quarter of fiscal 2013. Total SG&A was $254.9 million, or 12.4% of total revenues, for the twelve months ended October 31, 2014 compared to $220.2 million, or 11.9% of total revenues, in fiscal 2013.

●

Adjusted EBITDA increased to $77.7 million for the three months ended October 31, 2014 compared to $77.4 million in the fourth quarter of the previous year. Adjusted EBITDA decreased to $173.4 million for all of fiscal 2014 compared to $179.6 million for fiscal 2013.

●	The contract cancellation rate, including unconsolidated joint ventures, for the fourth quarter of fiscal 2014 was 22%, compared with 23% in the fourth quarter of the prior year.

●

During November of 2014, the dollar value of consolidated net contracts and the number of consolidated net contracts increased 25.3% and 18.3%, respectively, to $167.3 million compared with $133.5 million and to 408 homes from 345 homes in November 2013.

●

After the partial reduction of $285.1 million during the fourth quarter of fiscal 2014, the valuation allowance was $642.0 million as of October 31, 2014. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of October 31, 2014:

●

During the fourth quarter of fiscal 2014, $161.3 million was spent on land and land development. For the year ended October 31, 2014, the dollar amount spent on land and land development was $585.8 million.

●	In November 2014, $250.0 million of 8.00% senior unsecured notes due November 2019 were issued.

●

Total liquidity at the end of the fiscal 2014 fourth quarter was $309.2 million compared to $373.5 million at October 31, 2013. Total liquidity at October 31, 2014 included $255.1 million of homebuilding cash, $5.6 million of restricted cash required to collateralize letters of credit and $48.5 million of availability under the unsecured revolving credit facility. Total liquidity pro forma for the $250.0 million senior notes offering in November 2014 would have been $554.9 million at October 31, 2014.

●

As of October 31, 2014, the land position, including unconsolidated joint ventures, was 37,558 lots, consisting of 17,702 lots under option and 19,856 owned lots, an increase of 3,096 lots compared with a total of 34,462 lots as of October 31, 2013.

●	During the fourth quarter of fiscal 2014, approximately 3,200 lots, including unconsolidated joint ventures, were put under option or acquired in 50 communities.

COMMENTS FROM MANAGEMENT:

“Although we generated growth in revenues and achieved our second consecutive year of profitability, 2014 has been a disappointing year for the housing industry and Hovnanian,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “During 2014 both Hovnanian and the industry experienced a decline in sales pace per community versus 2013 and that slower pace remains substantially below normal annual levels. We began fiscal 2015 on a much better note. Going forward, we are focused on growing our revenues so that we will be able to leverage our fixed SG&A and interest costs, which would help drive increased profitability. We continue to believe the housing industry remains in the early stages of a recovery. Improving demographic and employment trends should result in a more robust housing market that returns both national housing starts and sales pace per community to normalized levels,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2014 fourth quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, December 10, 2014. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2013 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income Before Income Taxes. The reconciliation of Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to Income Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) changes in home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.

October 31, 2014

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Total Revenues	$698,394	$591,687	$2,063,380	$1,851,253
Costs and Expenses (a)	666,446	562,547	2,049,942	1,840,598
Loss on Extinguishment of Debt	-	(760)	(1,155)	(760)
Income from Unconsolidated Joint Ventures	4,048	5,234	7,897	12,040
Income Before Income Taxes	35,996	33,614	20,180	21,935
Income Tax (Benefit) Provision	(286,468)	795	(286,964)	(9,360)
Net Income	$322,464	$32,819	$307,144	$31,295

Per Share Data:
Basic:
Income Per Common Share	$2.15	$0.22	$2.05	$0.22
Weighted Average Number of
Common Shares Outstanding	146,413	145,821	146,271	145,087
Assuming Dilution:
Income Per Common Share	$1.95	$0.21	$1.87	$0.22
Weighted Average Number of
Common Shares Outstanding	161,720	162,100	162,441	162,329

(a) Includes inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

October 31, 2014

Reconciliation of Income Before Income Taxes Excluding Land-Related Charges and

Loss on Extinguishment of Debt to Income Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Income Before Income Taxes	$35,996	$33,614	$20,180	$21,935
Inventory Impairment Loss and Land Option Write-Offs	3,297	1,486	5,224	4,965
Loss on Extinguishment of Debt	-	760	1,155	760
Income Before Income Taxes Excluding Land-Related
Charges and Loss on Extinguishment of Debt (a)	$39,293	$35,860	$26,559	$27,660

(a) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income Before Income Taxes.

Hovnanian Enterprises, Inc.

October 31, 2014

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Sale of Homes	$681,523	$578,094	$2,013,013	$1,784,327
Cost of Sales, Excluding Interest and Land Charges(a)	550,242	447,723	1,612,122	1,426,032
Homebuilding Gross Margin, Excluding Interest and Land Charges	131,281	130,371	400,891	358,295
Homebuilding Cost of Sales Interest	15,854	16,850	53,101	51,939
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$115,427	$113,521	$347,790	$306,356

Gross Margin Percentage, Excluding Interest and Land Charges	19.3%	22.6%	19.9%	20.1%
Gross Margin Percentage, Including Interest and Excluding Land Charges	16.9%	19.6%	17.3%	17.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Land and Lot Sales	$2,327	$2,493	$5,224	$17,711
Cost of Sales, Excluding Interest and Land Charges(a)	1,492	1,959	3,077	16,012
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	835	534	2,147	1,699
Land and Lot Sales Interest	388	69	865	291
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$447	$465	$1,282	$1,408

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

October 31, 2014

Reconciliation of Adjusted EBITDA to Net Income

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net Income	$322,464	$32,819	$307,144	$31,295
Income Tax (Benefit) Provision	(286,468)	795	(286,964)	(9,360)
Interest Expense	36,935	39,682	141,344	143,574
EBIT (a)	72,931	73,296	161,524	165,509
Depreciation	286	930	1,132	4,712
Amortization of Debt Costs	1,152	940	4,392	3,659
EBITDA (b)	74,369	75,166	167,048	173,880
Inventory Impairment Loss and Land Option Write-offs	3,297	1,486	5,224	4,965
Loss on Extinguishment of Debt	-	760	1,155	760
Adjusted EBITDA (c)	$77,666	$77,412	$173,427	$179,605

Interest Incurred	$37,336	$34,798	$145,409	$132,611

Adjusted EBITDA to Interest Incurred	2.08	2.22	1.19	1.35

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.

October 31, 2014

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$108,757	$109,977	$105,093	$116,056
Plus Interest Incurred	37,336	34,798	145,409	132,611
Less Interest Expensed	36,935	39,682	141,344	143,574
Interest Capitalized at End of Period (a)	$109,158	$105,093	$109,158	$105,093

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	October 31, 2014	October 31, 2013
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$255,117	$319,142
Restricted cash and cash equivalents	13,086	10,286
Inventories:
Sold and unsold homes and lots under development	961,994	752,749
Land and land options held for future development or sale	273,463	225,152
Consolidated inventory not owned:
Specific performance options	3,479	792
Other options	105,374	100,071
Total consolidated inventory not owned	108,853	100,863
Total inventories	1,344,310	1,078,764
Investments in and advances to unconsolidated joint ventures	63,883	51,438
Receivables, deposits, and notes, net	92,546	45,085
Property, plant, and equipment, net	46,744	46,211
Prepaid expenses and other assets	69,358	59,351
Total homebuilding	1,885,044	1,610,277

Financial services:
Cash and cash equivalents	6,781	10,062
Restricted cash and cash equivalents	16,236	21,557
Mortgage loans held for sale at fair value	95,338	112,953
Other assets	1,988	4,281
Total financial services	120,343	148,853
Income taxes receivable – including net deferred tax benefits	284,543	-
Total assets	$2,289,930	$1,759,130

(1)	Derived from the audited balance sheet as of October 31, 2013

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	October 31, 2014	October 31, 2013
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse land mortgages	$103,908	$62,903
Accounts payable and other liabilities	370,876	307,764
Customers’ deposits	34,969	30,119
Nonrecourse mortgages secured by operating properties	16,619	17,733
Liabilities from inventory not owned	92,381	87,866
Total homebuilding	618,753	506,385

Financial services:
Accounts payable and other liabilities	22,278	32,874
Mortgage warehouse line of credit	76,919	91,663
Total financial services	99,197	124,537

Notes payable:
Senior secured notes, net of discount	979,935	978,611
Senior notes, net of discount	590,472	461,210
Senior amortizing notes	17,049	20,857
Senior exchangeable notes	70,101	66,615
TEU senior subordinated amortizing notes	-	2,152
Accrued interest	32,222	28,261
Total notes payable	1,689,779	1,557,706
Income taxes payable	-	3,301
Total liabilities	2,407,729	2,191,929

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at October 31, 2014 and at October 31, 2013	135,299	135,299
Common stock, Class A, $.01 par value – authorized 400,000,000 shares; issued 142,836,563 shares at October 31, 2014 and 136,306,223 shares at October 31, 2013 (including 11,760,763 shares at October 31, 2014 and October 31, 2013, respectively, held in Treasury)	1,428	1,363
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,497,543 shares at October 31, 2014 and 15,347,615 shares at October 31, 2013 (including 691,748 shares at October 31, 2014 and October 31, 2013 held in Treasury)	155	153
Paid in capital - common stock	697,943	689,727
Accumulated deficit	(837,264)	(1,144,408)
Treasury stock - at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(117,799)	(433,226)
Noncontrolling interest in consolidated joint ventures	-	427
Total equity deficit	(117,799)	(432,799)
Total liabilities and equity	$2,289,930	$1,759,130

(1)	Derived from the audited balance sheet as of October 31, 2013

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2014	2013	2014	2013
Revenues:
Homebuilding:
Sale of homes	$681,523	$578,094	$2,013,013	$1,784,327
Land sales and other revenues	3,069	1,085	7,953	19,199
Total homebuilding	684,592	579,179	2,020,966	1,803,526
Financial services	13,802	12,508	42,414	47,727
Total revenues	698,394	591,687	2,063,380	1,851,253

Expenses:
Homebuilding:
Cost of sales, excluding interest	551,734	449,682	1,615,199	1,442,044
Cost of sales interest	16,242	16,919	53,966	52,230
Inventory impairment loss and land option write-offs	3,297	1,486	5,224	4,965
Total cost of sales	571,273	468,087	1,674,389	1,499,239
Selling, general and administrative	48,619	48,905	191,537	165,809
Total homebuilding expenses	619,892	516,992	1,865,926	1,665,048

Financial services	8,025	7,854	28,616	29,059
Corporate general and administrative	16,538	14,073	63,375	54,357
Other interest	20,693	22,763	87,378	91,344
Other operations	1,298	865	4,647	790
Total expenses	666,446	562,547	2,049,942	1,840,598
Loss on extinguishment of debt	-	(760)	(1,155)	(760)
Income from unconsolidated joint ventures	4,048	5,234	7,897	12,040
Income before income taxes	35,996	33,614	20,180	21,935
State and federal income tax (benefit) provision:
State	(13,936)	795	(12,452)	518
Federal	(272,532)	-	(274,512)	(9,878)
Total income taxes	(286,468)	795	(286,964)	(9,360)
Net income	$322,464	$32,819	$307,144	$31,295

Per share data:
Basic:
Income per common share	$2.15	$0.22	$2.05	$0.22
Weighted-average number of common shares outstanding	146,413	145,821	146,271	145,087
Assuming dilution:
Income per common share	$1.95	$0.21	$1.87	$0.22
Weighted-average number of common shares outstanding	161,720	162,100	162,441	162,329

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Three Months - October 31, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(NJ, PA)	Home	102	140	(27.1)%	182	226	(19.5)%	146	220	(33.6)%
	Dollars	$51,176	$68,499	(25.3)%	$95,886	$105,914	(9.5)%	$73,327	$105,006	(30.2)%
	Avg. Price	$501,725	$489,276	2.5%	$526,845	$468,646	12.4%	$502,240	$477,299	5.2%
Mid-Atlantic
(DE, MD, VA, WV)	Home	190	143	32.9%	244	182	34.1%	371	271	36.9%
	Dollars	$96,981	$71,797	35.1%	$113,144	$89,048	27.1%	$188,923	$141,168	33.8%
	Avg. Price	$510,425	$502,076	1.7%	$463,709	$489,275	(5.2)%	$509,227	$520,916	(2.2)%
Midwest
(IL, MN, OH)	Home	233	203	14.8%	263	206	27.7%	665	605	9.9%
	Dollars	$77,917	$59,808	30.3%	$78,203	$53,313	46.7%	$188,595	$150,716	25.1%
	Avg. Price	$334,406	$294,621	13.5%	$297,354	$258,799	14.9%	$283,601	$249,118	13.8%
Southeast
(FL, GA, NC, SC)	Home	149	129	15.5%	178	162	9.9%	232	308	(24.7%)
	Dollars	$51,495	$42,901	20.0%	$57,297	$45,276	26.6%	$81,071	$98,656	(17.8%)
	Avg. Price	$345,603	$332,566	3.9%	$321,895	$279,483	15.2%	$349,443	$320,312	9.1%
Southwest
(AZ, TX)	Home	547	501	9.2%	747	706	5.8%	770	677	13.7%
	Dollars	$194,178	$149,593	29.8%	$254,668	$220,948	15.3%	$295,319	$216,367	36.5%
	Avg. Price	$354,988	$298,589	18.9%	$340,919	$312,956	8.9%	$383,532	$319,597	20.0%
West
(CA)	Home	80	90	(11.1)%	148	126	17.5%	45	86	(47.7)%
	Dollars	$40,030	$50,747	(21.1)%	$82,325	$63,595	29.5%	$28,612	$50,526	(43.4)%
	Avg. Price	$500,375	$563,858	(11.3)%	$556,248	$504,720	10.2%	$635,822	$587,516	8.2%
Consolidated Total
	Home	1,301	1,206	7.9%	1,762	1,608	9.6%	2,229	2,167	2.9%
	Dollars	$511,777	$443,345	15.4%	$681,523	$578,094	17.9%	$855,847	$762,439	12.3%
	Avg. Price	$393,372	$367,616	7.0%	$386,789	$359,511	7.6%	$383,960	$351,841	9.1%
Unconsolidated Joint Ventures
	Home	49	109	(55.0)%	154	208	(26.0)%	112	225	(50.2)%
	Dollars	$20,133	$47,135	(57.3)%	$58,712	$96,369	(39.1)%	$49,123	$85,936	(42.8)%
	Avg. Price	$410,877	$432,431	(5.0)%	$381,245	$463,313	(17.7)%	$438,601	$381,938	14.8%
Grand Total
	Home	1,350	1,315	2.7%	1,916	1,816	5.5%	2,341	2,392	(2.1)%
	Dollars	$531,910	$490,480	8.4%	$740,235	$674,463	9.8%	$904,970	$848,375	6.7%
	Avg. Price	$394,008	$372,989	5.6%	$386,344	$371,401	4.0%	$386,574	$354,672	9.0%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts. (2) Segment data excludes unconsolidated joint ventures.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Twelve Months - October 31, 2014
		Net Contracts			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(NJ, PA)	Home	476	573	(16.9)%	550	617	(10.9)%	146	220	(33.6)%
	Dollars	$243,055	$269,284	(9.7)%	$274,734	$279,695	(1.8)%	$73,327	$105,006	(30.2)%
	Avg. Price	$510,620	$469,955	8.7%	$499,516	$453,314	10.2%	$502,240	$477,299	5.2%
Mid-Atlantic
(DE, MD, VA, WV)	Home	801	628	27.5%	701	623	12.5%	371	271	36.9%
	Dollars	$379,514	$310,718	22.1%	$331,759	$288,323	15.1%	$188,923	$141,168	33.8%
	Avg. Price	$473,801	$494,774	(4.2)%	$473,266	$462,798	2.3%	$509,227	$520,916	(2.2)%
Midwest
(IL, MN, OH)	Home	849	835	1.7%	789	657	20.1%	665	605	9.9%
	Dollars	$263,837	$217,759	21.2%	$225,958	$162,758	38.8%	$188,595	$150,716	25.1%
	Avg. Price	$310,762	$260,789	19.2%	$286,386	$247,730	15.6%	$283,601	$249,118	13.8%
Southeast
(FL, GA, NC, SC)	Home	576	608	(5.3)%	652	535	21.9%	232	308	(24.7)%
	Dollars	$185,035	$182,225	1.5%	$202,620	$146,264	38.5%	$81,071	$98,656	(17.8)%
	Avg. Price	$321,241	$299,712	7.2%	$310,768	$273,391	13.7%	$349,443	$320,312	9.1%
Southwest
(AZ, TX)	Home	2,482	2,502	(0.8)%	2,389	2,331	2.5%	770	677	13.7%
	Dollars	$826,707	$739,784	11.7%	$747,753	$684,258	9.3%	$295,319	$216,367	36.5%
	Avg. Price	$333,081	$295,677	12.7%	$312,998	$293,547	6.6%	$383,532	$319,597	20.0%
West
(CA)	Home	375	398	(5.8)%	416	503	(17.3)%	45	86	(47.7)%
	Dollars	$208,273	$194,678	7.0%	$230,189	$223,029	3.2%	$28,612	$50,526	(43.4)%
	Avg. Price	$555,395	$489,142	13.5%	$553,337	$443,398	24.8%	$635,822	$587,516	8.2%
Consolidated Total
	Home	5,559	5,544	0.3%	5,497	5,266	4.4%	2,229	2,167	2.9%
	Dollars	$2,106,421	$1,914,448	10.0%	$2,013,013	$1,784,327	12.8%	$855,847	$762,439	12.3%
	Avg. Price	$378,921	$345,319	9.7%	$366,202	$338,839	8.1%	$383,960	$351,841	9.1%
Unconsolidated Joint Ventures
	Home	324	633	(48.8)%	437	664	(34.2)%	112	225	(50.2)%
	Dollars	$127,270	$282,205	(54.9)%	$164,082	$306,174	(46.4)%	$49,123	$85,936	(42.8)%
	Avg. Price	$392,809	$445,822	(11.9)%	$375,475	$461,105	(18.6)%	$438,601	$381,938	14.8%
Grand Total
	Home	5,883	6,177	(4.8)%	5,934	5,930	0.1%	2,341	2,392	(2.1)%
	Dollars	$2,233,691	$2,196,653	1.7%	$2,177,095	$2,090,501	4.1%	$904,970	$848,375	6.7%
	Avg. Price	$379,686	$355,618	6.8%	$366,885	$352,530	4.1%	$386,574	$354,672	9.0%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts. (2) Segment data excludes unconsolidated joint ventures.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)					Communities Under Development
					Three Months - October 31, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Home	105	162	(35.2)%	193	255	(24.3)%	166	233	(28.8)%
(NJ, PA)	Dollars	$52,988	$79,862	(33.7)%	$98,668	$129,439	(23.8)%	$81,581	$111,248	(26.7)%
	Avg. Price	$504,648	$492,973	2.4%	$511,233	$507,604	0.7%	$491,447	$477,459	2.9%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	202	184	9.8%	296	262	13.0%	406	341	19.1%
(DE, MD, VA, WV)	Dollars	$103,555	$90,895	13.9%	$140,246	$124,712	12.5%	$209,961	$175,390	19.7%
	Avg. Price	$512,650	$493,994	3.8%	$473,804	$476,000	(0.5)%	$517,145	$514,341	0.5%
Midwest
(includes unconsolidated joint ventures)	Home	235	219	7.3%	288	256	12.5%	682	654	4.3%
(IL, MN, OH)	Dollars	$78,603	$64,080	22.7%	$85,032	$68,367	24.4%	$193,260	$163,933	17.9%
	Avg. Price	$334,481	$292,603	14.3%	$295,251	$267,057	10.6%	$283,373	$250,663	13.0%
Southeast
(includes unconsolidated joint ventures)	Home	168	155	8.4%	234	198	18.2%	261	393	(33.6)%
(FL, GA, NC, SC)	Dollars	$58,601	$52,301	12.0%	$75,978	$58,948	28.9%	$92,992	$125,734	(26.0)%
	Avg. Price	$348,814	$337,426	3.4%	$324,692	$297,718	9.1%	$356,293	$319,934	11.4%
Southwest
(includes unconsolidated joint ventures)	Home	547	501	9.2%	747	706	5.8%	770	677	13.7%
(AZ, TX)	Dollars	$194,178	$149,593	29.8%	$254,668	$220,947	15.3%	$295,319	$216,367	36.5%
	Avg. Price	$354,988	$298,589	18.9%	$340,919	$312,956	8.9%	$383,532	$319,597	20.0%
West
(includes unconsolidated joint ventures)	Home	93	94	(1.1)%	158	139	13.7%	56	94	(40.4)%
(CA)	Dollars	$43,985	$53,749	(18.2)%	$85,643	$72,050	18.9%	$31,857	$55,703	(42.8)%
	Avg. Price	$472,957	$571,800	(17.3)%	$542,044	$518,343	4.6%	$568,872	$592,590	(4.0)%
Grand Total
	Home	1,350	1,315	2.7%	1,916	1,816	5.5%	2,341	2,392	(2.1%)
	Dollars	$531,910	$490,480	8.4%	$740,235	$674,463	9.8%	$904,970	$848,375	6.7%
	Avg. Price	$394,008	$372,989	5.6%	$386,344	$371,401	4.0%	$386,574	$354,672	9.0%
Consolidated Total
	Home	1,301	1,206	7.9%	1,762	1,608	9.6%	2,229	2,167	2.9%
	Dollars	$511,777	$443,345	15.4%	$681,523	$578,094	17.9%	$855,847	$762,439	12.3%
	Avg. Price	$393,372	$367,616	7.0%	$386,789	$359,511	7.6%	$383,960	$351,841	9.1%
Unconsolidated Joint Ventures
	Home	49	109	(55.0)%	154	208	(26.0)%	112	225	(50.2)%
	Dollars	$20,133	$47,135	(57.3)%	$58,712	$96,369	(39.1)%	$49,123	$85,936	(42.8)%
	Avg. Price	$410,877	$432,431	(5.0)%	$381,245	$463,323	(17.7)%	$438,601	$381,938	14.8%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Twelve Months - October 31, 2014
		Net Contracts			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Home	530	659	(19.6)%	597	720	(17.1)%	166	233	(28.8)%
(NJ, PA)	Dollars	$264,303	$334,072	(20.9)%	$293,970	$363,777	(19.2)%	$81,581	$111,248	(26.7)%
	Avg. Price	$498,684	$506,938	(1.6)%	$492,413	$505,246	(2.5)%	$491,447	$477,459	2.9%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	925	883	4.8%	860	908	(5.3)%	406	341	19.1%
(DE, MD, VA, WV)	Dollars	$436,416	$425,970	2.5%	$401,845	$413,780	(2.9)%	$209,961	$175,390	19.7%
	Avg. Price	$471,801	$482,412	(2.2)%	$467,261	$455,705	2.5%	$517,145	$514,341	0.5%
Midwest
(includes unconsolidated joint ventures)	Home	891	949	(6.1)%	863	794	8.7%	682	654	4.3%
(IL, MN, OH)	Dollars	$275,550	$250,416	10.0%	$246,224	$202,400	21.7%	$193,260	$163,933	17.9%
	Avg. Price	$309,260	$263,873	17.2%	$285,312	$254,912	11.9%	$283,373	$250,663	13.0%
Southeast
(includes unconsolidated joint ventures)	Home	658	745	(11.7)%	790	635	24.4%	261	393	(33.6)%
(FL, GA, NC, SC)	Dollars	$215,186	$227,373	(5.4)%	$247,928	$180,979	37.0%	$92,992	$125,734	(26.0)%
	Avg. Price	$327,031	$305,198	7.2%	$313,832	$285,007	10.1%	$356,293	$319,934	11.4%
Southwest
(includes unconsolidated joint ventures)	Home	2,482	2,502	(0.8)%	2,389	2,331	2.5%	770	677	13.7%
(AZ, TX)	Dollars	$826,707	$739,784	11.7%	$747,753	$684,258	9.3%	$295,319	$216,367	36.5%
	Avg. Price	$333,081	$295,677	12.7%	$312,998	$293,547	6.6%	$383,532	$319,597	20.0%
West
(includes unconsolidated joint ventures)	Home	397	439	(9.6)%	435	542	(19.7)%	56	94	(40.4)%
(CA)	Dollars	$215,529	$219,038	(1.6)%	$239,375	$245,307	(2.4)%	$31,857	$55,703	(42.8)%
	Avg. Price	$542,895	$498,948	8.8%	$550,290	$452,596	21.6%	$568,872	$592,590	(4.0)%
Grand Total
	Home	5,883	6,177	(4.8)%	5,934	5,930	0.1%	2,341	2,392	(2.1%)
	Dollars	$2,233,691	$2,196,653	1.7%	$2,177,095	$2,090,501	4.1%	$904,970	$848,375	6.7%
	Avg. Price	$379,686	$355,618	6.8%	$366,885	$352,530	4.1%	$386,574	$354,672	9.0%
Consolidated Total
	Home	5,559	5,544	0.3%	5,497	5,266	4.4%	2,229	2,167	2.9%
	Dollars	$2,106,421	$1,914,448	10.0%	$2,013,013	$1,784,327	12.8%	$855,847	$762,439	12.3%
	Avg. Price	$378,921	$345,319	9.7%	$366,202	$338,839	8.1%	$383,960	$351,841	9.1%
Unconsolidated Joint Ventures
	Home	324	633	(48.8)%	437	664	(34.2)%	112	225	(50.2)%
	Dollars	$127,270	$282,205	(54.9)%	$164,082	$306,174	(46.4)%	$49,123	$85,936	(42.8)%
	Avg. Price	$392,809	$445,822	(11.9)%	$375,475	$461,105	(18.6)%	$438,601	$381,938	14.8%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.